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                                                                   EXHIBIT 10.03

                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made as of the ___ day of _________, 1997, by and between Shopping.com (the "Company"), a California corporation, having its principal place of business at 2101 E. Coast Highway, Corona Del Mar, California 92625, and _______________________ ("Executive" or "Director"), an individual residing at ___________________________________________________________________________
__________________________.

     Section 1.     Indemnity.
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          (a) In addition to any rights of Executive (Director) under the
Company's articles of incorporation or by-laws or any applicable State law, Company hereby agrees to hold harmless and indemnify Executive (Director):

               (i) Against any and all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonable incurred by Executive (Director) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the name of the Company) to which Executive (Director) is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Executive (Director) is, was or at any time becomes a director, officer, employee, consultant, or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee, consultant, partner, trustee or agent regardless of his subsequent title or position at another corporation, partnership, joint venture, trust or other enterprise;

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               (ii) Otherwise to the fullest extent as may be provided to
Executive (Director) by the Company under the articles of incorporation, by-laws of the Company and California Corporations Code; and

          (b) No indemnity pursuant to this Paragraph 7 shall be paid by
Company:
               (i) Except to the extent the aggregate of amounts to be indemnified thereunder exceed the sum of Five Hundred Dollars ($500) plus the amount of such losses for which the Executive (Director) is indemnified either pursuant to the by-laws of the Company or any subsidiary thereof, or pursuant to any Directors and Officers insurance purchased and maintained by Company;

               (ii) In respect to remuneration paid to Executive (Director) if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

               (iii) On account of any suit in which judgment is rendered against Executive (Director) for an accounting of profits made from the purchase or sale by Executive (Director) of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

               (iv) On account of conduct which is finally adjudged to have been willful misconduct by Executive (Director); and

               (v) If a final decision by a Court having jurisdiction in the matter shall determine that such indemnification to Executive (Director) is not lawful.

          (c) All agreements and obligations of the Company contained herein shall

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continue during the period Executive (Director) is a director, officer, employee, consultant or agent of Company (or is or was serving at the request of the Company as a director, officer, employee, partner, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Executive (Director) shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Executive (Director) was an officer or director of Company or serving in any other capacity referred to herein.

          (d) Company shall not be liable to indemnify Executive (Director) under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Executive (Director) without Executive's (Director's) written consent. Neither the Company nor Executive (Director) will unreasonably withhold its, his or her consent to any proposed settlement.

          (e) The Company will pay all expenses immediately upon the presentment of bills for such expenses. Executive (Director) agrees that Executive (Director) will reimburse Company for all reasonable expenses paid by Company in defending any civil or criminal action, suit or proceeding against Executive (Director) in the event and only to the extent that it shall be ultimately determined that Executive (Director) is not entitled to be indemnified by Company for such expenses under the provisions of the applicable State statute, the by-laws, this Agreement or otherwise. This Agreement shall not affect any rights of Executive (Director) against Company, any insurer, or any other person to seek indemnification or contribution.

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          (f) If Company fails to pay any expenses (including without limiting the generality of the foregoing, legal fees and expenses incurred in defending any action, suit or proceeding), Executive (Director) shall be entitled to institute suit against Company to compel such payment and Company shall pay Executive (Director) all costs and legal fees incurred in enforcing such right to prompt payment.

          (g) To the extent allowable under California law, the burden of proof with respect to any proceeding or determination with respect to Executive's (Director's) entitlement to indemnification under this Agreement shall be on Company.

          (h) If any provision of this Paragraph 7 shall be determined as conflicting with any provision of (i) Company's by-laws or Articles of Incorporation, (ii) California law, or (iii) the provisions of any other agreement between the parties as to indemnification, and such other document or law would provide the Executive (Director) with greater rights of benefits of indemnification, then such other document or law shall prevail; it being the intention of the parties hereto to provide maximum indemnification to the Executive (Director). Otherwise, unless prohibited by law, any document or law which affords Executive (Director) with greater rights of indemnification by Company than do the provisions of this Agreement shall have superiority over the provisions of this Agreement.

          (i) In support of its obligations hereunder, the Company agrees to use its best efforts to maintain a directors' and officers' liability and other insurance policies covering the Executive (Director) and further agrees that these policies shall be maintained so as to provide as broad and as complete coverage as is reasonably available in relation both to the Executive (Director)'s position during the term of employment or consultancy or

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directorship and to any claims arising thereafter but relating to said term of employment or consultancy or directorship. Notwithstanding the foregoing, the failure or inability of the Company to maintain such insurance policy or policies shall not be a breach of this Agreement by the Company if the Company's Board of Directors determine, in good faith, that such insurance coverage is not available to the Company at a reasonable cost.

     Section 2.     Successors, Assigns, etc. This Agreement shall inure to the
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benefit of and be binding upon the parties hereto, their successors and assigns, including, without limitation, any entity which may acquire all or substantially all of the Company's assets and business and any corporation with which the Company may be merged and, Executive (Director) , his or her heirs, executors, administrators and legal representatives.

     Section 3.     Arbitration.  Any dispute with respect to this Agreement
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shall be decided by arbitration in the City of Los Angeles, California in accordance with the rules of the American Arbitration Association as then in force by a panel of three arbitrators. Executive (Director) and the Company shall each select one member of the panel and the third remaining member shall be selected through mutual agreement of the first two panel members. The panel shall decide all matters in accordance with applicable law and this Agreement. All costs in connection with any proceedings hereunder, other than the attorneys' fees and disbursements of each party, shall be borne equally by the parties, unless otherwise determined by the panel. The panel's award shall be final, conclusive and binding on the parties, and shall be the exclusive remedy regarding any claims, counterclaims, issues or accounting presented or pled to the panel. Judgment on the award may be entered in any court or other tribunal of competent jurisdiction. All costs and fees incidental to the

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enforcement of any award shall be charged, to the maximum permitted extent, against the party resisting enforcement. Notwithstanding the foregoing, this Section shall not limit the right of any party to seek to obtain in any court or other tribunal any interim relief or provisional remedy, including, without limitation, injunctive relief or attachment. Seeking or obtaining such interim relief or provisional remedy shall not constitute waiver of the right to arbitration hereunder.

     Section 4.     Attorneys' Fees and Costs.  In any action at law or in
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equity or in any arbitration necessary to enforce or interpret the terms of this
Agreement, the prevailing party (either plaintiff or defendant) shall be entitled to recover from the other party reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such prevailing party may be entitled.

     Section 5.     No Waiver of Rights.  All waivers hereunder must be made in
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writing and failure by either party hereto at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

     Section 6.     Severability.  The parties hereto expressly agree and
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contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any Section, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any

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jurisdiction, such Sections, sentences, words, clauses or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the parties hereto in each such jurisdiction and the Agreement as a whole shall be unaffected elsewhere.

     Section 7.     Law to Govern.  The validity, construction and
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enforceability of this Agreement shall be governed in all respects by the law of
California applicable to agreements negotiated, executed and performed in California regardless of whether either of the parties shall not be or hereafter become a resident of another state or country, except as to any matters which are required to be governed by the laws of any other jurisdiction.

     Section 8.     Notices.  Any notice required or permitted to be given under
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this Agreement shall be in writing and shall be deemed to have been given upon delivery if delivered personally, one full business day after proper telex or facsimile transmittal if transmitted by telex or facsimile, or five full business days after mailing if mailed by certified or registered airmail, return receipt requested, postage prepaid, addressed as follows:

Robert J. McNulty                   Shopping.com
                                    2101 East Coast Highway
                                    Garden Level
                                    Corona Del Mar, CA 92625

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



EXECUTIVE (DIRECTOR)                COMPANY


__________________________          _______________________________

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